POWER OF ATTORNEY





Know all persons by these presents that the undersigned, Frederick W.
 Ruebeck,
hereby constitutes and appoints each of Christopher N. Hicks, Frederick J. Luchetta and Joseph F. Sanzone, signing singly, the undersigned's true and lawful attorney-in-fact and agent in any and all capacities to:



1. execute for and behalf of the undersigned, in the undersigned's capacity as an officer of the Pacholder High Yield Fund, Inc., J.P. Morgan Access Multi-Strategy Fund, L.L.C. and J.P. Morgan Access Multi-Strategy Fund II
(the "Companies"), Form ID and Forms 3, 4 and 5 in accordance with the undersigned's instructions and Section 16(a) of the Securities Exchange Act
 of
1934 and the rules under that Act.

2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or' desirable to complete and execute any such Forms
 ID,
3, 4 or 5, complete and execute any amendment or amendments to those forms,
 and
timely file those forms with the United States Securities and Exchange Commission, or similar authority and the Companies; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain any terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted in this Power of Attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation. The undersigned hereby ratifies and confirms all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned grants to each attorney-in-fact full power and authority to delegate any or all of the foregoing powers to any person or persons whom the attorney-in-fact may select.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in
such capacity at the request of the undersigned, are not assuming, nor is the Companies assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 or any liabilities that may be associated therewith.



This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Companies, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as August 17, 2016





Signature                    Fred Ruebeck